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                                                                  EXHIBIT (a)(6)

                                   FORM OF
                        WRITTEN INSTRUMENT AMENDING THE
                             AMENDED AND RESTATED
                      AGREEMENT AND DECLARATION OF TRUST
                            OF PACIFIC SELECT FUND


     RESOLVED, that the undersigned, being a majority of the Trustees of Pacific Select Fund, a Massachusetts business trust (the "Trust"), acting pursuant to
Section 6.2 of the Amended and Restated Agreement and Declaration of Trust, dated October 28, 1999 and amended on April 28, 2000 and August 14, 2000 ("Declaration of Trust"), and having heretofore divided the shares of beneficial interest of the Trust in thirty one separate Series (the "Series"), hereby amend the Declaration of Trust by designating and establishing nine additional Series to be known as the "Global Growth Portfolio", "Mid-Cap Growth Portfolio", "Capital Opportunities Portfolio", "Technology Portfolio", "Financial Services Portfolio", "Telecommunications Portfolio", "Health Sciences Portfolio", "Aggressive Growth Portfolio" and the "Blue Chip Portfolio", such new Series to have the relative rights and preferences set forth in Subsections (a) through
(e) of Section 6.2 of the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the _____ day of _________ 2000.


--------------------------------       --------------------------------
Thomas C. Sutton                       Lucie H. Moore
Trustee                                Trustee


--------------------------------       --------------------------------
Richard L. Nelson                      Alan Richards
Trustee                                Trustee


--------------------------------
Lyman W. Porter
Trustee